EXHIBIT 99.1

MTBC Reports Full Year and Fourth Quarter 2015 Results

Company Beats 2015 Revenue and Earnings Guidance and Reaffirms 2016 Guidance

Full Year 2015 Financial Results:

  26% Revenue Growth over Year 2014
  Adjusted EBITDA of ($675,000) or (2.9%) of revenue
  GAAP Net Loss of $4.7 million, or $0.50 per Share
  Non-GAAP Adjusted Net Income of ($1.4 million), or ($0.13) per Share

Fourth Quarter 2015 Financial Results:

  Revenue of $5.4 million for Fourth Quarter 2015
  Adjusted EBITDA of $312,000 or 5.8% of revenue
  GAAP Net Loss of $802,000, or $0.10 per Share
  Non-GAAP Adjusted Net Income of $121,000, or $0.01 per Share

SOMERSET, N.J., March 24, 2016 (GLOBE NEWSWIRE) -- Medical Transcription Billing, Corp. (Nasdaq:MTBC), a leading provider of proprietary, web-based electronic health records, practice management and mHealth solutions, today announced financial and operational results for fiscal year 2015 and fourth quarter 2015, while reaffirming guidance for 2016. The Company will host a conference call at 8:30 AM ET today to discuss results.

Mahmud Haq, MTBC’s Chairman and Chief Executive Officer, stated, “We finished 2015 on a very strong note, having accomplished multiple key objectives, which leaves us well positioned for growth and profitability, including:

  Achieving our first quarter of positive Adjusted EBITDA since our IPO;
  Growing our full year revenue by 26%; and
  Closing our non-convertible, preferred stock (“Series A Cumulative Redeemable Perpetual Preferred Stock” or “Preferred Stock”) offering on November 9, 2015, which generated gross proceeds of $5.8 million without any dilution to our common shareholders.

Mr. Haq continued, “Combining the capital we recently raised from our preferred stock deal with our $10 million credit facility, which was signed with Opus Bank in September 2015, we believe secures the growth capital we need to take us to the next level without diluting our shareholders. We’re very pleased to have ended 2015 with $8 million of cash, the highest cash balance in MTBC’s history.”

  Total revenue for the year ended December 31, 2015 was $23.1 million, compared to $18.3 million for the year ended December 31, 2014, an increase of 26%.
  Total revenue for the three months ended December 31, 2015 was $5.4 million, compared to $7.1 million for the three months ended December 31, 2014, a decrease of 25%.

“Our full year 2015 revenue of $23.1 million exceeded our 2015 guidance of $23 million,” said Bill Korn, MTBC’s Chief Financial Officer. “While the fourth quarter revenue of $5.4 million represents a decrease from the corresponding period in 2014, this is primarily due to clients who had given us notice of termination earlier in 2015. As we completed integration of the businesses we purchased at the time of the IPO and the migration of clients to our platform, our customer base has stabilized, and we expect to continue to see higher retention in the future.”

  For the year ended December 31, 2015, Adjusted EBITDA was ($675,000), or (2.9%) of revenue, compared to Adjusted EBITDA of ($1.7 million), or (9.4%) of revenue, in 2014.
  For the year ended December 31, 2015, GAAP Net Loss was $4.7 million, or $0.50 per share, compared to GAAP Net Loss of $4.5 million, or $0.64 per share, in 2014.
  For the year ended December 31, 2015, non-GAAP Adjusted Net Income was ($1.4 million), or ($0.13) per share, compared to non-GAAP Adjusted Net Income of ($2.3 million), or ($0.21) per share, in 2014.

“Our Adjusted EBITDA of ($675,000) for the year beat the high end of our guidance range, which was ($750,000) – ($1,000,000). Our Adjusted EBITDA for the first three months of 2015 was ($710,000), and our business generated positive EBITDA over the last nine months of the year,” continued Bill Korn. “Our $4.7 million GAAP Net Loss should be evaluated in the context of the significant non-cash amortization of intangibles resulting from our acquisitions. Depreciation and amortization for 2015 was $4.6 million.”

“Our Adjusted Net Income per Share of ($0.13) beat the high end of our guidance range, which was ($0.15) – ($0.20) per share, primarily due to higher Adjusted EBITDA,” continued Bill Korn. “Management believes that our non-GAAP metrics are closer to reflecting our cash flow, and we will focus on driving positive Adjusted EBITDA during 2016, as we did during the years 2008-2013, prior to our IPO and three simultaneous acquisitions.”

  For the fourth quarter 2015, Adjusted EBITDA was $312,000, or 5.8% of revenue, compared to Adjusted EBITDA of ($838,000), or (11.8%) of revenue, in fourth quarter 2014.
  For the fourth quarter 2015, GAAP Net Loss was $802,000, or $0.10 per share, compared to GAAP Net Loss of $995,000, or $0.10 per share, in fourth quarter 2014.
  For the fourth quarter 2015, non-GAAP Adjusted Net Income was $121,000, or $0.01 per share, compared to non-GAAP Adjusted Net Income of ($1.0 million), or ($0.10) per share, in fourth quarter 2014.

“Fourth quarter 2015 is our first quarter of positive Adjusted EBITDA since the IPO and three simultaneous acquisitions. Our direct operating costs were $2.4 million, half of the $4.7 million in fourth quarter 2014, and our general and administrative expense was $2.6 million, $940,000 less than $3.5 million during fourth quarter 2014,” continued Bill Korn. “We have reduced direct operating costs four quarters in a row, as we consolidated our acquired businesses, migrated clients to our platform, and moved work offshore, where it could be done more cost-effectively. Our fourth quarter 2015 GAAP Net Loss of $802,000 was less than our fourth quarter 2015 depreciation and amortization of $1.1 million. In addition to positive Adjusted EBITDA, we had positive Adjusted Net Income of $121,000 during fourth quarter 2015, for the first time since our IPO. We also generated positive cash flow from operations during fourth quarter, which demonstrates that our business model is working.”

“During February 2016, MTBC acquired Gulf Coast Billing Inc., a revenue cycle management company based in the Houston, Texas area,” said Stephen Snyder, MTBC’s President. He continued, “Gulf Coast serves clients in three unique specialties and had trailing twelve months’ revenues of approximately $3 million. We were pleased to acquire Gulf Coast at an attractive valuation and structure that aligns our collective interest in client retention and revenue growth. We’re paying 28% of revenues received during the three years after closing, which would total 84% of annual revenues if revenues remain constant. At closing, we made an advanced payment of $1.25 million, which will be deducted from the quarterly revenue-based payments. We have already made significant strides in our transition and expect that this acquisition will be accretive to earnings starting in second quarter 2016.”

“Now that MTBC has additional capital, we believe we have the ability to grow the business in a way that was impossible during 2015,” stated Stephen Snyder. He continued, “We are regularly reviewing possible acquisition targets and expect to complete additional transactions similar to Gulf Coast this year. Also, during fourth quarter 2015, we more than doubled our investment in sales and marketing, from 1.6% of revenue in the first 9 months of 2015 to 3.6% of revenue during the fourth quarter, and we plan to further increase sales and marketing spending during 2016 as we evaluate the return on our investment.”

During December 2015, MTBC’s Board of Directors authorized a stock repurchase program, allowing the Company to return value to existing shareholders by purchasing MTBC shares at prices that we believe to be very attractive. We purchased approximately 100,000 shares under this one-month program. During January 2016, with global equity markets in turmoil, our Board authorized a $1 million stock repurchase program, which will run through January 2017. As our share price has remained at a level that we believe to be undervalued, we have purchased approximately 486,000 additional shares under this program so far. All shares are repurchased in open-market transactions, in accordance with all applicable securities laws and regulations, including Rule 10b-18 of the Securities Exchange Act of 1934, as amended. Continued repurchases will depend upon a variety of factors including price, market conditions, volume limitations on purchases and other regulatory requirements, and other corporate considerations, as determined by MTBC's management team. The repurchase program does not require the purchase of any minimum number of shares and may be modified, suspended or discontinued at any time. The Company is financing the stock repurchases with its existing cash balances.

MTBC is reaffirming its 2016 guidance, summarized in the following table:

For the Fiscal Year Ending December 31, 2016 Forward-Looking Guidance
Revenue	$27 – $30 million
Adjusted EBITDA	$1.5 – $2.0 million
Adjusted Net Income per Share	($0.05) – ($0.10)

The Company anticipates 2016 full-year revenue of $27 – $30 million, which represents growth of $4 – $7 million over 2015 revenue. This includes revenue from the recent acquisition, and anticipates additional tuck-in acquisitions, but excludes any major acquisitions that may occur during the year. Revenue during the first quarter will be below our fourth quarter 2015 run rate, since healthcare providers throughout the industry experience lower revenues during the first quarter, as insurance reimbursements are reduced due to the annual resetting of patients’ insurance deductibles. MTBC recognizes revenue when our providers are paid, and thus our fees are determinable, so while providers wait for patient payments, which generally take longer than insurance payments, revenues are delayed. We believe revenue will rise cyclically during second quarter 2016, after the largest impact of deductibles will likely be behind us, and we recognize a full quarter of revenue from Gulf Coast Billing.

The Company anticipates 2016 full-year Adjusted EBITDA of $1.5 – $2.0 million. Because of the seasonality with revenue, we anticipate negative Adjusted EBITDA during first quarter 2016, since our expenses reflect the work of submitting a constant level of claims, even though payments to our doctors are down. We anticipate positive Adjusted EBITDA during the second through fourth quarters of 2016.

MTBC ended 2015 with approximately $8 million of cash, and $8 million drawn on its line of credit and term loans with Opus Bank. An additional $2 million term loan will be available from Opus Bank after our Annual Report on Form 10-K is filed, showing the satisfaction of remaining covenants with Opus Bank. MTBC’s cash balances will support additional sales and marketing activities as well as allow additional acquisitions, when these can be made on favorable terms.

Simultaneous with the filing of our 2015 Annual Report on Form 10-K, MTBC intends to file an S-3 Shelf Registration Statement with the SEC. The Company has no immediate plans to raise any additional capital, and believes it has plenty of cash for operating expenses, but having an effective shelf registration statement may provide us with additional flexibility in the future. If a significant acquisition opportunity arises which requires more capital than we have available, a shelf registration statement might allow us to raise funds in the public market more quickly and easily than filing an S-1 registration statement.

Since we believe that our common stock is currently undervalued, we do not anticipate any scenario in which we would issue additional shares of common stock until its value significantly increases. Management owns nearly 47% of our common stock and we will exercise the same prudence we have exhibited in the past and only issue new securities when we believe the overall impact will be accretive to shareholders, not dilutive. Our registration statement would allow us to reopen our Series A Preferred Stock, which is not convertible and carries an 11% coupon paid monthly, which we consider a much more attractive and less expensive means of financing than issuing additional common shares at these prices. It could also allow us to issue a new preferred stock security if we felt there were better terms.

Use of Non-GAAP Financial Measures

In our earnings releases, prepared remarks, conference calls, slide presentations, and webcasts, we may use or discuss non-GAAP financial measures, as defined by SEC Regulation G. The GAAP financial measure most directly comparable to each non-GAAP financial measure used or discussed, and a reconciliation of the differences between each non-GAAP financial measure and the comparable GAAP financial measure, are included in this press release after the consolidated financial statements. Our earnings press releases containing such non-GAAP reconciliations can be found in the Investors section of our web site at www.mtbc.com.

Conference Call Information

MTBC management will host a conference call at 8:30 a.m. ET on Thursday, March 24, 2016 to discuss the year 2015 results and other matters. The conference call will be accessible by dialing 866-652-5200, or 412-317-6060 for international callers, and referencing “MTBC Fourth Quarter 2015 Earnings Call”. An audio webcast of the call will be available live and archived on MTBC’s investor relations website at ir.mtbc.com.

A replay of the conference call will be available approximately one hour after conclusion of the call and will be accessible through June 30, 2016. The replay can be accessed by dialing 877-344-7529, or 412-317-0088 for international callers, and providing access code 10079843.

About Medical Transcription Billing, Corp.

Medical Transcription Billing, Corp. (“MTBC”) is a healthcare information technology company that provides a fully integrated suite of proprietary web-based solutions, together with related business services, to healthcare providers practicing in ambulatory care settings. Our integrated Software-as-a-Service (or SaaS) platform helps our customers increase revenues, streamline workflows and make better business and clinical decisions, while reducing administrative burdens and operating costs. MTBC's common stock trades on the NASDAQ Capital Market under the ticker symbol “MTBC,” and its Series A Preferred Stock trades on the NASDAQ Capital Market under the ticker symbol “MTBCP.”

For additional information, please visit our website at www.mtbc.com.

You can follow MTBC on Twitter, LinkedIn and Facebook.

Forward-Looking Statements

This press release contains various forward-looking statements within the meaning of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended. These statements relate to anticipated future events, future results of operations or future financial performance. In some cases, you can identify forward-looking statements by terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “goals,” “intend,” “likely,” “may,” “plan,” “potential,” “predict,” “project,” “will,” “might,” “would,” “consider”, see,” “think,” or the negative of these terms or other similar terms and phrases.

Our operations involve risks and uncertainties, many of which are outside our control, and any one of which, or a combination of which, could materially affect our results of operations and whether the forward-looking statements ultimately prove to be correct. Forward-looking statements in this press release include, without limitation, statements reflecting management's expectations for future financial performance and operating expenditures, expected growth, profitability and business outlook, increased sales and marketing expenses, and the expected results from the integration of our acquisitions.

Forward-looking statements are only current predictions and are subject to known and unknown risks, uncertainties, and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from those anticipated by such statements. These factors include, but are not limited to, the Company's ability to manage growth; integrate acquisitions; effectively migrate and keep newly acquired customers and other important risks and uncertainties referenced and discussed under the heading titled “Risk Factors” in the Company's filings with the Securities and Exchange Commission. Although we believe that the expectations reflected in the forward-looking statements contained in this press release are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements.

The statements in this press release are made as of the date of this press release, even if subsequently made available by the Company on its website or otherwise. The Company does not assume any obligations to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.

MEDICAL TRANSCRIPTION BILLING, CORP.
CONSOLIDATED BALANCE SHEETS
AS OF DECEMBER 31, 2015 and 2014

	2015	2014

ASSETS
CURRENT ASSETS:
Cash	$8,039,562	$1,048,660
Accounts receivable - net of allowance for doubtful accounts of $250,000 and $165,000 at December 31, 2015 and December 31, 2014, respectively	2,211,979	3,007,314
Current assets - related party	13,200	24,284
Prepaid expenses and other current assets	621,492	504,442
Total current assets	10,886,233	4,584,700
Property and equipment - net	1,372,283	1,444,334
Intangible assets - net	5,379,404	8,377,837
Goodwill	8,971,994	8,560,336
Other assets	66,984	140,053
TOTAL ASSETS	$26,676,898	$23,107,260
LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$370,441	$1,082,342
Accrued compensation	627,450	836,525
Accrued expenses	650,221	1,113,108
Deferred rent	37,987	12,683
Deferred revenue	73,520	37,508
Accrued liability to related party	10,700	153,931
Borrowings under line of credit	2,000,000	1,215,000
Note payable - related party	-	470,089
Current portion of long-term debt	500,000	-
Notes payable - other (current portion)	582,023	596,616
Contingent consideration (current portion)	746,560	2,626,323
Dividends payable	159,236	-
Total current liabilities	5,758,138	8,144,125
Long - term debt, net of discount and debt issuance costs	4,836,384	-
Notes payable - other	66,539	48,564
Deferred rent	490,588	551,343
Deferred revenue	36,082	42,631
Contingent consideration	425,948	-
Deferred tax liability	171,269	-
Total liabilities	11,784,948	8,786,663
COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS' EQUITY:
Preferred stock, par value $0.001 per share; authorized 1,000,000 shares; issued and outstanding 231,616 shares at December 31, 2015 and none at December 31, 2014	232	-
Common stock, $0.001 par value - authorized 19,000,000 shares; issued 10,345,351 and 9,711,604 shares at December 31, 2015 and 2014, respectively; outstanding, 10,244,013 and 9,711,604 shares at December 31, 2015 and 2014, respectively	10,346	9,712
Additional paid-in capital	24,549,889	18,979,976
Accumulated deficit	(9,147,507)	(4,460,129)
Accumulated other comprehensive loss	(398,979)	(208,962)
Less: 101,338 common shares held in treasury, at cost	(122,031)	-
Total shareholders' equity	14,891,950	14,320,597
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$26,676,898	$23,107,260

MEDICAL TRANSCRIPTION BILLING, CORP.
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE YEARS ENDED DECEMBER 31, 2015 and 2014

	2015	2014
NET REVENUE	$23,079,850	$18,303,264
OPERATING EXPENSES:
Direct operating costs	11,630,070	10,636,851
Selling and marketing	467,446	253,280
General and administrative	11,969,177	9,942,600
Research and development	659,176	531,676
Change in contingent consideration	(1,786,367)	(1,811,362)
Depreciation and amortization	4,598,610	2,791,368
Total operating expenses	27,538,112	22,344,413
OPERATING LOSS	(4,458,262)	(4,041,149)
OTHER:
Interest income	26,795	26,605
Interest expense	(288,406)	(183,466)
Other income (expense) - net	170,281	(134,715)
LOSS BEFORE INCOME TAXES	(4,549,592)	(4,332,725)
Income tax provision	137,786	176,525
NET LOSS	(4,687,378)	(4,509,250)

Preferred stock dividend	207,007	-
NET LOSS ATTRIBUTABLE TO COMMON SHAREHOLDERS	$(4,894,385)	$(4,509,250)
Loss per common share:
Basic and diluted loss per share	$(0.50)	$(0.64)
Weighted-average basic and diluted shares outstanding	9,732,806	7,084,630

MEDICAL TRANSCRIPTION BILLING, CORP.
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2015 and 2014

	2015	2014
OPERATING ACTIVITIES:
Net loss	$(4,687,378)	$(4,509,250)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	4,598,610	2,791,368
Deferred rent	(11,362)	9,088
Deferred revenue	(28,664)	(31,283)
Deferred income taxes	171,269	153,364
Provision for doubtful accounts	275,218	169,299
Foreign exchange (gain) loss	(157,261)	123,210
Gain from reduction in referral fee	-	(105,523)
Gain on disposal of assets	-	(286)
Interest accretion on debt	50,759	77,263
Stock-based compensation expense	628,792	258,878
Change in contingent consideration	(1,786,367)	(1,811,362)
Other	-	(13,234)
Changes in operating assets and liabilities:
Accounts receivable	520,121	(2,167,193)
Other assets	233,144	72,235
Accounts payable and other liabilities	(1,689,662)	2,283,237
Net cash used in operating activities	(1,882,781)	(2,700,189)
INVESTING ACTIVITIES:
Capital expenditures	(421,858)	(1,116,191)
Cash paid for acquisitions and customer contracts	(180,565)	(11,536,639)
Advances to majority shareholder	-	(2,463)
Repayment of advances to majority shareholder	-	2,463
Net cash used in investing activities	(602,423)	(12,652,830)
FINANCING ACTIVITIES:
Proceeds from IPO of common stock, net of costs	-	17,167,294
Proceeds from issuance of preferred stock, net of costs	4,679,196	-
Proceeds from long term debt, net of costs	5,489,625	-
Proceeds from note payable to majority shareholder	410,000	165,000
Repayments of note payable to majority shareholder	(880,089)	(430,591)
Repayments of notes payable - other	(810,924)	(1,222,884)
Proceeds from line of credit	11,463,766	5,725,446
Repayments of line of credit	(10,678,766)	(5,525,446)
Preferred stock dividends paid	(47,771)	-
Purchase of common shares	(122,031)	-
Net cash provided by financing activities	9,503,006	15,878,819
EFFECT OF EXCHANGE RATE CHANGES ON CASH	(26,900)	24,916
NET INCREASE IN CASH	6,990,902	550,716
CASH - Beginning of the year	1,048,660	497,944
CASH - End of the year	$8,039,562	$1,048,660
SUPPLEMENTAL NONCASH INVESTING AND FINANCING ACTIVITIES:
Acquisition through issuance of promissory notes	$375,000	$-
Contingent consideration resulting from acquisitions	$888,527	$4,437,685
Equity issued in connection with acquisitions	$-	$1,601,677
Conversion of convertible note to common stock	$-	$587,835
Vehicle financing obtained	$30,442	$78,421
Purchase of prepaid insurance through assumption of note	$374,785	$486,858
Dividends declared, not paid	$159,236	$-
SUPPLEMENTAL INFORMATION - Cash paid during the year for:
Income taxes	$9,759	$5,230
Interest	$256,269	$147,192

 RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
TO COMPARABLE GAAP MEASURES

The following is a reconciliation of the non-GAAP financial measures used by us to describe our financial results determined in accordance with accounting principles generally accepted in the United States of America (“GAAP”). An explanation of these measures is also included below under the heading “Explanation of Non-GAAP Financial Measures.”

While management believes that these non-GAAP financial measures provide useful supplemental information to investors regarding the underlying performance of our business operations, investors are reminded to consider these non-GAAP measures in addition to, and not as a substitute for, financial performance measures prepared in accordance with GAAP. In addition, it should be noted that these non-GAAP financial measures may be different from non-GAAP measures used by other companies, and management may utilize other measures to illustrate performance in the future. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP.

Adjusted EBITDA

Set forth below is a reconciliation of our “Adjusted EBITDA” and “Adjusted EBITDA Margin,” which represents Adjusted EBITDA as a percentage of total revenue.

	Year ended December 31,
	2015	2014
Net revenue	$23,079,850	$18,303,264

GAAP net loss	$(4,687,378)	$(4,509,250)

Provision for income taxes	137,786	176,525
Net interest expense	261,611	156,861
Other (income) expense-net	(170,281)	134,715
Stock-based compensation expense	628,792	258,878
Depreciation and amortization	4,598,610	2,791,368
Integration and transaction costs	341,802	1,076,480
Change in contingent consideration	(1,786,367)	(1,811,362)
Adjusted EBITDA	$(675,425)	$(1,725,785)

Adjusted EBITDA Margin	(2.9)%	(9.4)%

Non-GAAP Adjusted Net Income

Set forth below is a reconciliation of our “Non-GAAP Adjusted Net Income” and “Non-GAAP Adjusted Net Income per Share.”

	Year ended December 31,
	2015	2014
GAAP net loss	$(4,687,378)	$(4,509,250)

Other (income) expense-net	(170,281)	134,715
Stock-based compensation expense	628,792	258,878
Amortization of purchased intangible assets	4,119,412	2,502,725
Integration and transaction costs	341,802	1,076,480
Change in contingent consideration	(1,786,367)	(1,811,362)
Income tax expense related to goodwill	171,269	-
Non-GAAP Adjusted Net Income	$(1,382,751)	$(2,347,814)

End-of-year common shares	10,797,486	10,999,133

Non-GAAP Adjusted Net Income per Share	$(0.13)	$(0.21)

For purposes of determining non-GAAP adjusted net income per share, the Company used the number of common shares outstanding at the end of each year. No tax effect has been provided as the Company has sufficient carryforward losses to offset the applicable taxes.

	Year ended December 31,
	2015	2014
GAAP net loss per basic and diluted share	$(0.50)	$(0.64)

GAAP net loss per end-of-period share	(0.43)	(0.41)
Other expense (income)	(0.02)	0.01
Stock-based compensation expense	0.06	0.02
Amortization of purchased intangible assets	0.38	0.23
Integration and transaction costs	0.03	0.10
Change in contingent consideration	(0.17)	(0.16)
Income tax expense related to goodwill	0.02	-
Non-GAAP Adjusted Net Income	$(0.13)	$(0.21)

End-of-year common shares	10,797,486	10,999,133

Explanation of Non-GAAP Financial Measures

We report our financial results in accordance with accounting principles generally accepted in the United States of America, or GAAP. However, management believes that, in order to properly understand our short-term and long-term financial and operational trends, investors may wish to consider the impact of certain non-cash or non-recurring items, when used as a supplement to financial performance measures in accordance with GAAP. These items result from facts and circumstances that vary in frequency and impact on continuing operations. Management also uses results of operations before such items to evaluate the operating performance of MTBC and compare it against past periods, make operating decisions, and serve as a basis for strategic planning. These non-GAAP financial measures provide management with additional means to understand and evaluate the operating results and trends in our ongoing business by eliminating certain non-cash expenses and other items that management believes might otherwise make comparisons of our ongoing business with prior periods more difficult, obscure trends in ongoing operations, or reduce management's ability to make useful forecasts. Management believes that these non-GAAP financial measures provide additional means of evaluating period-over-period operating performance. In addition, management understands that some investors and financial analysts find this information helpful in analyzing our financial and operational performance and comparing this performance to our peers and competitors.

Management defines “Adjusted EBITDA” as the sum of GAAP net income (loss) before provision for (benefit from) income taxes, net interest expense, other (income) expense, stock-based compensation expense, depreciation and amortization, amortization of purchased intangible assets, integration costs, nonrecurring transaction costs, and changes in contingent consideration. and “Adjusted EBITDA Margin” as Adjusted EBITDA as a percentage of total revenue.

Management defines “non-GAAP Adjusted Net Income” as the sum of GAAP net income (loss) before stock-based compensation expense, amortization of purchased intangible assets, other (income) expense, nonrecurring transaction costs, integration costs, changes in contingent consideration, and any tax impact related to these preceding items, and “non-GAAP Adjusted Net Income per Share” as non-GAAP Adjusted Net Income divided by common shares outstanding at the end of the period, including the shares which were issued but are subject to forfeiture and considered contingent consideration. Management considers all of these non-GAAP financial measures to be important indicators of our operational strength and performance of our business and a good measure of our historical operating trends, in particular the extent to which ongoing operations impact our overall financial performance.

In addition to items routinely excluded from non-GAAP EBITDA, management excludes or adjusts each of the items identified below from the applicable non-GAAP financial measure referenced above for the reasons set forth with respect to that excluded item:

Other (income) expense – net. Other (income) expense is excluded because foreign currency gains and losses, whether realized or unrealized, and other non-operating expenses are non-cash expenditures that management does not consider part of ongoing operating results when assessing the performance of our business, and also because the total amount of the expense is partially outside of our control. Foreign currency gains and losses are based on global market factors which are be unrelated to our performance during the period in which the gains and losses are realized.

Stock-based compensation expense. Stock-based compensation is excluded because this is primarily a non-cash expenditure that management does not consider part of ongoing operating results when assessing the performance of our business, and also because the total amount of the expenditure is partially outside of our control because it is based on factors such as stock price, volatility, and interest rates, which may be unrelated to our performance during the period in which the expenses are incurred.

Amortization of purchased intangible assets. Purchased intangible assets are amortized over their estimated useful lives and generally cannot be changed or influenced by management after the acquisition. Accordingly, this item is not considered by management in making operating decisions. Management does not believe such charges accurately reflect the performance of our ongoing operations for the period in which such charges are incurred.

Nonrecurring transaction costs. Transaction costs are upfront costs related to acquisitions and related transactions, such as brokerage fees, pre-acquisition accounting costs and legal fees, and certain acquisition accounting impacts. Management believes that such expenses do not have a direct correlation to future business operations, and therefore, these costs are not considered by management in making operating decisions. Management does not believe such charges accurately reflect the performance of our ongoing operations for the period in which such charges are incurred.

Integration costs. Integration costs are severance payments for certain employees relating to our acquisitions. Accordingly, management believes that such expenses do not have a direct correlation to future business operations, and therefore, these costs are not considered by management in making operating decisions. Management does not believe such charges accurately reflect the performance of our ongoing operations for the period in which such charges are incurred.

Changes in contingent consideration. Contingent consideration represents the amount payable to the sellers of the Acquired Businesses based on the achievement of defined performance measures contained in the purchase agreements. Contingent consideration is adjusted to fair value at the end of each reporting period, and changes arise from changes in MTBC’s stock prices as well as changes in the forecasted revenues of the acquired businesses.

Tax expense related to goodwill. Income tax expense resulting from the amortization of goodwill related to our acquisitions represents a charge to record the tax expense resulting from amortizing goodwill over 15 years for tax purposes. Goodwill is not amortized for GAAP reporting. This expense is not anticipated to result in a cash payment.

Disclaimer:

This press release is for information purposes only, and does not constitute an offer to sell or solicitation of an offer to buy, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of such state or jurisdiction.

Investor Contacts:

PCG Advisory Group
Christine J. Petraglia
Managing Director
christine@pcgadvisory.com
646-731-9817

Media:
PCG Advisory Group
Sean Leous
Chief Communications Officer
sleous@pcgadvisory.com
646-863-8998

Company Contact:
Bill Korn
Chief Financial Officer
Medical Transcription Billing, Corp.
bkorn@mtbc.com
732-873-5133